Exhibit 10.1
EIGHTEENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
This Eighteenth Amendment to Amended and Restated Credit Agreement (the “Amendment”), is made this 6th day of February, 2019 among Crocs, Inc., a corporation organized under the laws of the State of Delaware (“Crocs”), Crocs Retail, LLC, a limited liability company organized under the laws of the State of Colorado (“Retail”), Jibbitz, LLC, a limited liability company organized under the laws of the State of Colorado (“Jibbitz” together with Crocs, Retail and each other Person joined as a borrower from time to time to the Credit Agreement (as defined below), collectively “Borrowers” and each a “Borrower”), the Lenders who have executed this Amendment (the “Lenders”), KeyBank National Association, as syndication agent, and PNC Bank, National Association (“PNC”), as agent for Lenders (PNC, in such capacity, the “Administrative Agent”). All capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the below-defined Credit Agreement, as amended hereby.
BACKGROUND
A.    On December 16, 2011, Borrowers, Lenders and Administrative Agent entered into, inter alia, that certain Amended and Restated Credit Agreement (as same has been or may hereafter be amended, modified, renewed, extended, restated or supplemented from time to time, including without limitation as amended by that certain First Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 10, 2012, that certain Second Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of June 12, 2013, that certain Third Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 27, 2013, that certain Fourth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of March 27, 2014, that certain Fifth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of September 26, 2014, that certain Sixth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of April 2, 2015, that certain Seventh Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of April 21, 2015, that certain Eighth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of September 1, 2015, that certain Ninth Amendment to Amended and Restated Credit Agreement by and among parties hereto dated as of November 3, 2015, that certain Tenth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 24, 2015, that certain Eleventh Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of February 18, 2016, that certain Twelfth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of June 13, 2016, that certain Thirteenth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of November 22, 2016, that certain Fourteenth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of October 13, 2017, that certain Fifteenth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of February 22, 2018, that certain Sixteenth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of November 5, 2018, and that certain Seventeenth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 2, 2018, the “Credit Agreement”) to reflect certain financing arrangements among the parties thereto.
B.    Borrowers have requested, and Administrative Agent and Lenders have agreed, to modify certain terms and provisions of the Credit Agreement, in each case, on the terms and subject to the conditions contained in this Amendment.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Amendments to Credit Agreement. Upon the Effective Date (as defined below):

(a)Definitions. The following definition contained in Section 1.2 of the Credit Agreement shall be amended and restated in their entirety as follows:

Cash Dominion Period shall mean any period (a) commencing on the date that Revolver Availability is less than the greater of (i) $30,000,000 and (ii) ten percent (10%) of the aggregate Revolving Commitments, in each case for five consecutive days and (b) ending on the first date thereafter on which (i) Revolver Availability is greater than the greater of (X) $30,000,000 and (Y) ten percent (10%) of the aggregate Revolving Commitments, and (ii) average Revolver Availability (measured for the 30 consecutive days then ending) has been equal to or greater than (X) $30,000,000 and (Y) ten percent (10%) of the aggregate Revolving Commitments.

(b)Commitments of Lenders and Addresses for Notices. Schedule 1.1(B) to the Credit Agreement shall be deleted in its entirety and replaced with Schedule 1.1(B) attached to this Amendment.

Section 2.Increase in Revolving Credit Commitments. Agent, Lenders and Borrowers hereby acknowledge and agree that the increase in Revolving Commitments evidenced by this Amendment constitutes a request by Borrowers to increase the Revolving Commitments pursuant to Section 2.10 of the Credit Agreement and the $50,000,000 increase of the Revolving Commitments evidenced hereby is the $50,000,000 increase referred to in Section 2.10.1(iii) of the Credit Agreement.

Section 3.Acknowledgment of Guarantors. With respect to the amendments to the Credit Agreement effected by this Amendment, each Guarantor signatory hereto hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty Agreement (as modified and supplemented in connection with this Amendment) and any other Loan Document to which it is a party is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty or Loan Document to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment. Although Administrative Agent and the Consenting Lenders have informed the Guarantors of the matters set forth above, and the Guarantors have acknowledged the same, each Guarantor understands and agrees that neither Administrative Agent nor any Lender has any duty under the Credit Agreement, the Guaranty Agreements or any other Loan Document to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.
Section 4.Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions (the date of such satisfaction, the “Effective Date”):

(a) Agent’s receipt of this Amendment fully executed by the Borrowers, the Guarantors, Administrative Agent and Lenders;

(b)Administrative Agent shall have received a Revolving Credit Notes in favor of each Lender evidencing the increase of the Revolving Credit Commitments set forth herein;

(c) Administrative Agent and each Lender shall have received any information and/or documentation reasonably requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(d)Administrative Agent shall have received a commitment increase fee of $100,000, to be allocated to each Lender pro rata based on the amount of the increase of such Lender’s Revolving Credit Commitment (or, with respect to any new Lender, the amount of such Lender’s new Revolving Credit Commitment) pursuant to this Amendment, which fee shall be fully earned and non-refundable upon execution of this Amendment by the Lenders.

Section 5.Representations and Warranties. Each Loan Party:

(a)reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Loan Documents and confirms that all are true and correct in all material respects as of the date hereof (except (i) to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date, and (ii) to the extent any such representations and warranties are qualified by materiality, in which case such representations and warranties were true and correct in all respects);

(b)reaffirms all of the covenants contained in the Credit Agreement, covenants to abide thereby until satisfaction in full of the Obligations and termination of the Credit Agreement and the other Loan Documents;

(c)represents and warrants to the Administrative Agent and the Lenders that no Potential Default or Event of Default has occurred and is continuing under any of the Loan Documents or will result from this Amendment;

(d)represents and warrants to the Administrative Agent and the Lenders that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)represents and warrants to the Administrative Agent and the Lenders that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 6.General Provisions.

(a)Payment of Expenses. Borrowers shall pay or reimburse Administrative Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

(b)Reaffirmation. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all of the other Loan Documents are hereby reaffirmed by each Loan Party and shall continue in full force and effect as therein written.

(c)Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(d)Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(e)Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(f)Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(g)Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

Section 7.Existing Revolving Credit Notes. Administrative Agent and Lenders shall, upon request from Borrowers, return the existing Revolving Credit Notes to Borrower or provide Borrower with a receipt of an affidavit of an officer of the Administrative Agent or applicable Lender and an indemnity related thereto as to the loss, theft, destruction or mutilation of such Revolving Credit Note in each case as reasonably acceptable to Borrowers

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
BORROWERS:

CROCS, INC. By: /s/ Anne Mehlman______________________ Name: Anne Mehlman Title: Executive Vice President and Chief Financial Officer

CROCS RETAIL, LLC By: /s/ Anne Mehlman______________________ Name: Anne Mehlman Title: Manager

JIBBITZ, LLC By: /s/ Anne Mehlman______________________ Name: Anne Mehlman Title: Manager

GUARANTORS: WESTERN BRANDS HOLDING COMPANY, LLC By: /s/ Anne Mehlman______________________ Name: Anne Mehlman Title: Manager

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By: /s/ Steve C. Roberts_____________________
Name: Steve C. Roberts
Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Dru S. Chiesa________________________
Name: Dru S. Chiesa
Title: SVP

HSBC BANK USA, N.A.,
as a Lender

By: /s/ Jeffrey P. Huening____________________
Name: Jeffrey P. Huening
Title: Vice President

BANK OF AMERICA, N.A.
as a Lender

By: /s/ John Sletten_________________________
Name: John Sletten
Title: Vice President

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Commitment	Ratable Share
PNC Bank, National Association 350 South Grand Avenue, Suite 3850 Los Angeles, CA 90071 Attention: Steve Roberts Telephone: 626-432-6128 Facsimile: 626-432-4589	$120,000,000	$120,000,000	40%
KeyBank National Association Commercial Banking 1675 Broadway, Suite 300 Denver, CO 80202 Attention: Dru Steinly-Chiesa Facsimile: 720-904-4515 Telephone: 720-904-4509	$75,000,000	$75,000,000	25%
HSBC Bank USA, N.A. 601 Montgomery Street, 15th Floor San Francisco, CA 94111 Attention: Michael P. Righi Telephone: 414-442-0639 Facsimile:	$60,000,000	$60,000,000	20%
Bank of America, N.A. 370 Seventeenth Street, Suite 5195 Denver, CO 80202 Attn: John Sletten Telephone: 303-825-7588 Fax: 206-585-9043	$45,000,000	$45,000,000	15%

TOTAL	$300,000,000	$300,000,000	100%

SCHEDULE 1.1(B) -

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Administrative Agent, Borrower and Guarantors:

ADMINISTRATIVE AGENT
PNC Bank, National Association
350 South Grand Avenue, Suite 3850
Los Angeles, CA 90071
Attention: Steve Roberts
Telephone:    626-432-6128
Telecopy:    626-432-4589

With a Copy To:
Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:    Agency Services
Telephone:    412-762-6442
Telecopy:    412-762-8672

BORROWER:
Crocs, Inc.
7477 East Dry Creek Parkway
Niwot, CO 80503
Attention: William Plon
Telephone:    303-848-7461
Email:    WPlon@Crocs.com

With a copy to:
Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, CO 80202
Attention: Jason Day
Telephone: (303) 291-2362
Facsimile: (303) 291-2400

SCHEDULE 1.1(B) -